UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported)	February 19, 2010

USAA Acceptance, LLC
(Depositor)

USAA Auto Owner Trust 2010-1
(Issuing Entity)

Delaware
(State or Other Jurisdiction of Incorporation)

333-158741	71-0898378

(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

9830 Colonnade Blvd., Suite 600
San Antonio, Texas	78230

(Address of Principal Executive Offices)	(Zip Code)

(210) 498-0922
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          The Registrant is filing the exhibits listed in Item 9.01(d) below in connection with the public issuance of the Class A-2 0.63% Auto Loan Asset Backed Notes, Class A-3 1.30% Auto Loan Asset Backed Notes and Class A-4 2.14% Auto Loan Asset Backed Notes (the “Offered Notes”) by USAA Auto Owner Trust 2010-1 described in the Final Prospectus Supplement dated February 17, 2010. USAA Auto Owner Trust 2010-1 will also issue the Class A-1 0.27436% Auto Loan Asset Backed Notes and the Class B 2.96% Auto Loan Asset Backed Notes (the “Retained Notes”, and together with the Offered Notes, the “Notes”), which will be sold to an affiliate of the Registrant. It is anticipated that the Notes will be issued on February 24, 2010.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

1.1

Underwriting Agreement, dated as of February 17, 2010, among USAA Acceptance, LLC (“USAA LLC”), USAA Federal Savings Bank (“USAA FSB”) and J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as Representatives of the several Underwriters.

4.1	Form of Indenture, dated as of February 24, 2010, between USAA Auto Owner Trust 2010-1 (the “Issuing Entity”) and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”).

10.1	Form of Purchase Agreement, dated as of February 24, 2010, between USAA LLC and USAA FSB.

10.2	Form of Sale and Servicing Agreement, dated as of February 24, 2010, among the Issuing Entity, USAA LLC, USAA FSB and the Indenture Trustee.

10.3	Form of Administration Agreement, dated as of February 24, 2010, between the Issuing Entity and USAA FSB, as administrator.

10.4	Form of Amended and Restated Trust Agreement, dated as of February 24, 2010, between USAA LLC and Wells Fargo Delaware Trust Company, National Association, as the Owner Trustee.

Form 8-K re: transaction documents

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2010	USAA AUTO OWNER TRUST 2010-1

	By:	USAA Federal Savings Bank, as Servicer

	By:	/s/ Michael J. Broker

	Name:	Michael Broker
	Title:	Vice President

Form 8-K re: transaction documents